UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2021

GARRETT MOTION INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-38636	82-4873189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

La Pièce 16, Rolle, Switzerland	1180
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +41 21 695 30 00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03 Bankruptcy or Receivership.

As previously reported, on September 20, 2020, Garrett Motion Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) each filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases (the “Chapter 11 Cases”) are being jointly administered under the caption “In re Garrett Motion Inc., 20-12212.” Also as previously announced, on April 20, 2021, the Debtors filed an amended Chapter 11 plan of reorganization (the “Plan”) and on April 22, 2021, the Company filed an amended supplement to the Plan (the “Plan Supplement”) with the Bankruptcy Court.

On April 26, 2021, the Bankruptcy Court entered an order (the “Confirmation Order”) among other things, confirming the Plan. A copy of the Confirmation Order, with a copy of the Plan as confirmed attached thereto, is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. Capitalized terms used but not otherwise defined in this Current Report on Form 8-K have the meanings given to them in the Plan. The Plan incorporates by reference certain documents filed with the Bankruptcy Court as part of the Plan Supplement as the same has been amended from time to time prior to confirmation of the Plan and may be further amended prior to the effective date of the Plan (the “Effective Date”).

The Company expects that the Effective Date will occur as soon as all conditions precedent to the Plan have been satisfied or waived, and is currently targeting an Effective Date occurring on or around April 30, 2021. Although the Company is targeting occurrence of the Effective Date as soon as reasonably practicable, the Company can make no assurances as to when, or ultimately if, the Plan will become effective. It is also possible that technical amendments could be made to the Plan prior to the Effective Date.

The following is a summary of the material terms of the Plan. This summary describes only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan and the Confirmation Order.

Pursuant to the Plan, the Company will:

•	pay in full:

•	all Allowed DIP Claims;

•	all Allowed Prepetition Credit Agreement Claims;

•	all Allowed Senior Subordinated Noteholder Claims;

•	pay in full, Reinstate or otherwise render unimpaired all Allowed General Unsecured Claims;

•	pay $375 million in Cash and issue the Series B Preferred Stock in full and final satisfaction of all Honeywell Plan Claims;

•

pay to each Holder of an Allowed Section 510(b) Claim, if any, (a) its Pro Rata share of the aggregate Cash payments received or recoverable from any Insurance Policies on account of any Allowed Section 510(b) Claims and (b) solely to the extent that such payments are less than the amount of its Allowed 510(b) Claim, payment in full of the remaining amount of its Allowed 510(b) Claim, at the option of the Reorganized Debtors, in cash or a number of shares of GMI Common Stock at a value of $6.25 per share;

•

issue to each Holder of Existing Common Stock its Pro Rata share (determined with respect to all Holders of Existing Common Stock) of the Subscription Rights and, depending on the election of each Holder of Existing Common Stock:

•

if such Holder elects the Cash-Out Option, pay each Holder of Existing Common Stock the Cash-Out Consideration (provided, however, that any Holder of Existing Common Stock that timely exercises its Cash-Out Option may not exercise its Subscription Rights);

•

if such Holder does not elect the Cash-Out Option, issue to each Holder of Existing Common Stock a number of shares of GMI Common Stock equal to the number of shares of Existing Common Stock held by such Holder;

•	in order to raise funding for the foregoing payments and to provide financing to the Company following the Effective Date:

•

issue to the Plan Sponsors a number of shares of Convertible Series A Preferred Stock at a purchase price of $668.8 million in Cash, in the aggregate, consistent with and subject to the terms of the Plan Support Agreement and the Equity Commitment Letters;

•

implement the Rights Offering in accordance with the Equity Backstop Commitment Agreement and the Rights Offering Procedures and issue to those parties that exercise their Subscription Rights and the Equity Backstop Parties, as applicable, a number of shares of Convertible Series A Preferred Stock at a purchase price of $632 million in Cash, in the aggregate; and

•	enter into the Exit Facility Documents for Exit Facilities consisting of a $1,250 million term loan facility and a $300 million revolving credit facility.

As of March 15, 2021, the Company had 76,068,026 issued and outstanding shares of Existing Common Stock. Pursuant to the Plan, the Company will, as of the Effective Date: (a) cancel all outstanding shares of Existing Common Stock, (b) issue approximately 247,771,428 shares of Convertible Series A Preferred Stock; (c) issue 834,800,000 shares of Series B Preferred Stock; (d) issue approximately 65,036,036 shares of GMI Common Stock on account of the shares of Existing Common Stock for which the Cash-Out Option was not elected; (e) reserve for issuance up to approximately 247,771,428 shares of GMI Common Stock on account of the conversion of the Convertible Series A Preferred Stock, which share reserve shall be subject to change in accordance with the terms of the Convertible Series A Preferred Stock; and (f) reserve for issuance up to approximately 31,280,746 shares of GMI Common Stock on account of an equity incentive plan, the terms and conditions of which will be determined following the Effective Date. As authorized by the Plan, the Company intends to adopt a new amended and restated certificate of incorporation to increase its authorized share capital in order to permit such issuances and reservations for issuance pursuant to the Plan. Approximately 11,031,990 shares of Existing Common Stock will be canceled pursuant to the Cash-Out Option, for which the Company expects to pay the holders of such Existing Common Stock an aggregate Cash-Out Consideration of approximately $69 million.

As of the Effective Date, the Company expects to have an aggregate of approximately 247,771,428 shares of Convertible Series A Preferred Stock issued and outstanding, 834,800,000 shares of Series B Preferred Stock issued and outstanding and approximately 65,036,036 shares of GMI Common Stock issued and outstanding. In addition, the Company expects to have approximately 31,280,746 shares of GMI Common Stock reserved for issuance under the equity incentive plan.

Information regarding the assets and liabilities of the Company as of the most recent practicable date is hereby incorporated by reference to the Company’s Annual Report on Form 10-K for the period ended December 31, 2020, filed with the Securities and Exchange Commission on February 16, 2021.

Item 7.01 Regulation FD Disclosure.

On April 23, 2021, the Company issued a press release announcing the entry of the Confirmation Order. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Cautionary Information Regarding Trading in the Company’s Securities.

The Company’s securityholders are cautioned that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Forward-Looking Statements.

This Current Report on Form 8-K and the exhibit hereto may contain “forward-looking statements” within the meaning of Section 21E of the Exchange Act. All statements, other than statements of fact, that address activities, events or developments that the Company or the Company’s management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Although the Company believes forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to those described in the Company’s annual report on Form 10-K for the year ended December 31, 2020, as well as the Company’s other filings with the Securities and Exchange Commission, under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. Forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by the Company’s forward-looking statements.

Non-Solicitation

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Order of the Bankruptcy Court, dated April 26, 2021, confirming the Chapter 11 Plan of Reorganization of the Debtors.

99.1	Press release, dated April 23, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2021	Garrett Motion Inc.

	By:	/s/ Jerome Maironi
Jerome Maironi
Senior Vice President, General Counsel and Corporate Secretary